EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


      AGREEMENT dated as of the 1st day of January 2006, between SCORES HOLDING COMPANY, INC., a Utah corporation with its principal place of business at 533-535 West 27th Street, New York, New York 10001 ("SCOH") and RICHARD GOLDRING an individual whose address is 5 Fox Chase Drive, Watchung, NJ 07067 (the "Employee").

                                   WITNESSETH

      WHEREAS, SCOH intends to engage in the business of licensing the right to use the Scores name or other intellectual property owned by SCOH to adult entertainment nightclubs owned by third parties and affiliates; and

      WHEREAS, Employee presently serves as President, Chairman, Chief Executive Officer and Financial advisor, for SCOH and SCOH seeks to further engage Employee on the terms and conditions set forth below; and

      NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. EMPLOYMENT. SCOH hereby employs Employee and Employee accepts employment upon the terms and conditions of this Agreement. In addition to his other duties, Employee shall be primarily responsible for SCOH's licensing program. Employee shall not be precluded hereunder from continuing his employment as Operations Manager for Scores Showroom, an adult entertainment nightclub located at 333 East 60th Street, New York, New York and Go West Entertainment, Inc. located at 536 West 28th Street, New York, NY and SMG located at 17450 Biscayne Boulevard North Miami Beach, FL 33160 so long as such employment shall not interfere with Employee's ability to properly perform the duties assumed pursuant to this Agreement.

      2. TERM. SCOH hereby employs Employee and Employee hereby accepts employment for a term commencing on the date hereof (the "Commencement Date"), and expiring on the tenth (10) anniversary of this Agreement, unless sooner terminated as hereinafter provided (the "Employment Period"). Except as otherwise provided herein, Employee may unilaterally terminate this Agreement at any time, upon providing SCOH with sixty (60) days prior written notice.

      3. EMPLOYMENT AND DUTIES.

            3.1 Title. Employee is employed in the capacity of President, Chief Executive Officer and Financial advisor for SCOH.

            3.2 Duties and Responsibilities. The services to be rendered by Employee pursuant to this Agreement shall consist of such services as defined and directed by SCOH's board of directors. Employee agrees to perform such services with great diligence and care.

            3.3 Observance of Rules and Regulations. Employee agrees to observe and comply with the rules and regulations of SCOH with respect to the performance of his duties.

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      4. Compensation; Benefits and Expenses

            4.1 Base Salary. As compensation for the services to be rendered hereunder, SCOH shall pay to Employee a base annual salary (the "Base Salary") of $160,000 payable in equal monthly installments.

            4.2 Other Benefits. Employee shall also be eligible to participate in any benefit programs of SCOH, including but not limited to pension, insurance or other supplemental or special compensation plans or arrangements. Employee shall also be eligible to receive a performance based bonus as approved and authorized by SCOH's board of directors.

            4.3 Travel, Automobile and Living Allowances. During the term of this Agreement, Employee shall be entitled to annual travel, automobile and living allowances. In connection herewith, SCOH agrees to advance and/or re-imburse Employee for all reasonable travel, automobile, living and other expenses incurred by Employee in rendering the services hereunder on behalf of SCOH provided Employee has all expenses in excess of $1,000 pre-approved by SCOH. Employee will be reimbursed upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and sufficient, in form and substance, to satisfy Internal Revenue Service requirements for such expenses. The maximum amount of Employee's annual automobile and living allowances under this Agreement shall be determined by SCOH's board of directors.

      5. DISABILITY OR DEATH OF EMPLOYEE.

            5.1 SCOH shall obtain both death and disability insurance on Employee listing SCOH as the beneficiary in the combined minimum amount of $5,000,000. In the event Employee dies or becomes disabled during the Employment Period, entitling SCOH to receive payment under the insurance policy, SCOH's obligation to pay Employee further Base Salary and benefits shall cease. Notwithstanding the forgoing, Employee or his estate shall be entitled to all accrued but unpaid Base Salary and other benefits due to Employee through the date of death or disability.

            5.2 (i) SCOH shall apply the insurance proceeds to the purchase of Employee's stock in SCOH which will be valued and purchased by SCOH at a 20% discount from the market price of the stock as at the date of death or disability.

                  (ii) Except as otherwise provided in Section 5.2(iv) below, in the event Employee owns SCOH stock with a value of less than $5,000,000 as at the date of death or disability, SCOH shall be entitled to retain the balance of insurance proceedings remaining after the purchase of Employee's SCOH stock.

                  (iii) In the event Employee owns stock with a value of more than $5,000,000 as at the date of death or disability, SCOH shall have the right, but not the obligation, to purchase more than $5,000,000 of such stock at the discounted price. In connection therewith, SCOH shall give notice to Employee or his estate, as the case may be, not more than 15 days after the date of death or disability to advise of its intention as to Employee's additional SCOH shares. Such notice will include the number of additional SCOH shares which are being purchased.

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                  (iv)Notwithstanding Section 5.2(ii) above, in the event
            Employee owns no SCOH stock or owns SCOH stock with a discounted value of less than $1,000,000 as at the date of death or disability, Employee or his estate, as the case maybe, shall be entitled to retain all of their SCOH shares and receive $1,000,000 of the insurance proceeds.

      6. TERMINATION.

            6.1 Termination By SCOH For Cause. Notwithstanding anything to the contrary in this Agreement, SCOH shall have the right, subject to this Section 6, to terminate this Agreement "for cause", by giving Employee seven (7) days prior written notice to that effect, and Employee's right to further compensation and benefits hereunder, shall then immediately cease. Any termination SCOH under this paragraph "for cause" shall be without prejudice to Employee's right to receive all compensation and benefits owed to him through the effective date of termination. As used herein and throughout this Agreement, the term "for cause" shall mean (i) commission of a willful act of dishonesty in the course of Employee's duties hereunder, (ii) a material breach of this Agreement that is not cured within 30 days of receipt of notice thereof, or
(iii) Employee's conviction of a criminal offense or crime constituting a felony or conviction in respect to any act involving fraud, dishonesty or moral turpitude resulting in detriment to SCOH or reflecting upon SCOH's integrity (other than traffic infractions or similar minor offenses).

            6.2 Termination By Employee Other Than For Good Reason. In the event Employee terminates this Agreement without Good Reason (as defined in Section
6.3 hereof), Employee's rights to further compensation and benefits, hereunder shall then immediately cease. Employee must give SCOH a minimum of 60 days prior written notice to effect such a termination. Notwithstanding the foregoing, in the event Employee terminates this Agreement without Good Reason more than three years and less than seven years after the Commencement Date, SCOH shall pay Employee a $1,000,000 termination fee.

            6.3 Termination by Employee for Good Reason or Termination BY SCOH without Cause.

                  (i) In the event Employee terminates this Agreement for "Good
            Reason" or SCOH terminates this Agreement without cause, Employee shall be entitled to receive all of the remaining Base Salary then due Employee under this Agreement plus any previously un-reimbursed travel, living or car expenses.

                  (ii) Employee shall have the right to terminate this Agreement and his employment hereunder for "Good Reason" if (A) Employee shall have given SCOH prior written notice of the reason therefore, (B) such notice shall have been given to SCOH within fifteen (15) days after Employee is notified or otherwise first learns of the event constituting "Good Reason," and (C) a period of fifteen (15) days following receipt by SCOH of such notice shall have lapsed and the matters which constitute or give rise to such "Good Reason" shall not have been cured or eliminated within such fifteen (15) day period, such period shall be extended up to forty-five (45) days, provided that SCOH shall take and diligently pursue during such period such action necessary to cure or eliminate such matters. In the event SCOH shall not take such action within such period, employee may send another notice to SCOH electing to terminate his employment hereunder and, in such event, Employee's employment hereunder shall terminate and the effective date of such termination shall be the 30 days after SCOH shall have received such notice.

                  (iii) For the purpose of this Agreement, "Good Reason" shall mean the occurrence of any of the following without Employee's prior written consent:

                        (1) Requiring Employee to engage in an illegal act, or
                  an act which is inconsistent with prior practices of SCOH and which could reasonably be deemed to be materially damaging or detrimental to Employee;

                        (2) A default by SCOH in the payment of any material sum
                  or the provision of any material benefit due to Employee pursuant to this Agreement;

                        (3) The failure of SCOH to obtain the assumption of this
                  Agreement by any successor to substantially all of the assets or business of SCOH; or

                        (4) Any material breach by SCOH of any provision of this
                  Agreement which is not corrected by SCOH or, if the breach cannot be corrected, as to which SCOH fails to pay to Employee reasonable compensation for such breach, within 60 days following receipt by SCOH of written notice from Employee specifying the nature of such breach.

      7. CONFIDENTIALITY. Employee agrees that all confidential and proprietary information relating to the business of SCOH shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by SCOH's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

      8. ASSUMPTION OF INSURANCE POLICY. In the event this Agreement is terminated by SCOH without cause or by Employee for Good Reason, Employee shall have the right, if exercised by Employee in writing within 15 days of such termination, to assume the death and disability insurance policy, and to make Employee the beneficiary thereof.

      9. INDEMNIFICATION. SCOH and Employee shall indemnify the other party for any losses, damages, liabilities, judgments, claims, costs, penalties and expenses incurred by such other party (including without limitation costs and reasonable attorneys' fees and costs), resulting from the indemnifying party's failure to perform any of their obligations contained in this Agreement. SCOH shall indemnify Employee against any liabilities incurred by him in connection with any proceeding to which he is made a party as the result of his performing his duties hereunder, unless such liability results from Employee's gross negligence or misconduct in the performance of such duties.

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      10. VACATION. Employee shall be entitled to eight (8) weeks of paid vacation time per contract year.

      11. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of New York. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of New York, New York to which jurisdiction and venue all parties hereby submit themselves.

      12. BINDING EFFECT. Except as otherwise herein expressly provided, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

      13. NOTICES. All notices, designations, consents, offers, acceptances, waivers or any other communication provided for herein, or required hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, overnight courier, or delivered by hand.

The notices shall be addressed as follows:

            If to Employee: to the address set forth above

            If to SCOH: to the address set forth above

or to such other address as a party hereto may notify the other pursuant to this Section.


      14. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof

      15. COUNTERPARTS. This Agreement and any amendments hereto may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, binding on the parties and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

      16. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof

      17. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      18. MODIFICATION. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

      19. CONTRACT HEADINGS. All headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

      20. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      21. REPRESENTATION OF EMPLOYEE. Employee, with the full knowledge that SCOH is relying thereon, represents and warrants that he has not made any commitment inconsistent with the provisions hereof and that he is not under any disability which would prevent him from entering into this Agreement and performing all of his obligations hereunder.

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      IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                    SCORES HOLDING COMPANY, INC.


                                    By: /s/ Richard K. Goldring
                                        ----------------------------------------
                                    Name: Richard K. Goldring
                                    Title: President and Chief Executive Officer



                                    /s/ Richard K. Goldring
                                    --------------------------------------------
                                    Richard K. Goldring